Exhibit 99.1

NeoRx Signs Definitive Agreement for $65 Million Private Financing

— Proceeds to be Used to Advance Picoplatin, Next-Generation Chemotherapy for Small Cell Lung and other Cancers —

SEATTLE (February 1, 2006) – NeoRx Corporation (NASDAQ:NERX) today announced that it has entered into definitive purchase agreements with institutional and other accredited investors for a $65 million private placement of newly issued shares of common stock and the concurrent issuance of warrants for the purchase of additional shares of common stock. The Company has also closed a bridge loan for approximately $3.5 million to be used as working capital to fund operations until the anticipated close of the financing.  The closing of the financing, including issuance of the securities and receipt of proceeds, is subject to shareholder approval in addition to customary and other closing conditions.

These transactions are being led by MPM Capital and other investors, including Bay City Capital, Deerfield Management Company, Abingworth and T. Rowe Price.  Upon closing of the financing, MPM Capital would become the beneficial owner of approximately 30 percent of the Company’s common stock.  MPM Capital will have representation on the Company’s Board of Directors, filling one of two new director positions to be created in connection with the financing. The second new director position will be filled by a representative selected by mutual agreement of MPM Capital and Bay City Capital.

“This significant financing, led by one of the most knowledgeable and experienced group of investors in the industry, would allow us to continue to support and expand clinical development of picoplatin and pursue our ongoing goal of building a diverse oncology pipeline of products that provide new treatments for cancer patients,” said Jerry McMahon, Ph.D., chairman and CEO of NeoRx.  “The proposed financing will be a critical step forward in our efforts to reposition the company as a specialty pharmaceutical company focused on oncology.”

Net proceeds from the proposed financing would be used to continue to advance a comprehensive development program for the Company’s lead product candidate, picoplatin (NX 473), a next-generation platinum-based cancer therapy that is designed to overcome platinum resistance in the treatment of solid tumors.  The Company initiated a Phase 2 clinical trial of picoplatin for small cell lung cancer last year, and mid-stage trials in other cancer types are planned to be initiated later this year.  The proceeds also would be used to pay off the Company’s outstanding indebtedness to Texas State Bank and for working capital and general corporate purposes.

“Under the leadership of Jerry McMahon, a pioneer and innovator in cancer therapies who played a key role in the discovery and development of FDA-approved Sutent, we believe NeoRx can develop and bring to market additional differentiated anti-cancer therapies that will provide improvements over existing therapies,” said Fred Craves, Ph.D., founder and managing director of Bay City Capital and a director of the Company.

Financing Details and Terms

The closing of the proposed $65 million financing, including issuance of the securities and receipt of proceeds, is subject to shareholder approval in accordance with the rules of The Nasdaq Stock Market and to satisfaction of customary and other conditions of closing, including shareholder approval of an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized common stock to provide for a sufficient number of common shares to complete the financing.

The approximately $3.5 million in funds received by the Company in the bridge loan will be used for working capital pending receipt of the required shareholder approvals.  In return for such funds, the Company issued to the investors convertible promissory notes having an interest rate of 8 percent per annum.  The notes, which are secured by certain assets of the Company, will automatically convert into an aggregate of approximately 5.0 million shares of Company common stock upon the closing of the financing.  The maturity date of the notes is the earliest of May 31, 2006, the date the Company closes the financing, or the date of an event of default under the terms of the notes.  In connection with the bridge loan, the Company also issued to the investors five-year warrants to purchase an aggregate of approximately 2.5 million shares of common stock at an exercise price of $0.77 per share.

If the proposed financing is approved by Company shareholders, the Company will issue approximately 92.9 million shares of common stock (including the shares issued upon conversion of the promissory notes) at a purchase price of $0.70 per share, together with five-year warrants to purchase an aggregate of approximately 25.4 million shares of common stock at an exercise price of $0.77 per share.  The holders of all of the shares of Series B convertible preferred stock of the Company currently outstanding have agreed, subject to and concurrent with the closing of the proposed financing, to convert their Series B preferred shares into an aggregate of approximately 9.5 million shares of common stock.

As a condition to closing the bridge loan, the Company and Texas State Bank have entered into a forbearance agreement pursuant to which the Company has agreed to accelerate the maturity date of the outstanding Bank note from April 17, 2009 to June 5, 2006.

A special meeting of shareholders is being planned in April 2006 to seek required shareholder approvals, including approval of an increase in the Company’s authorized common shares.  Detailed information about the proposals to be presented for shareholder approval will be contained in a proxy statement to be filed with the Securities and Exchange Commission (SEC) and mailed to shareholders prior to the meeting.  Copies of the financing and bridge loan documents and related agreements will be filed with the SEC on Form 8-K.

The notes and warrants issued in connection with the bridge loan and the shares of common stock issuable upon conversion and exercise of those instruments have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.  If the proposed financing is approved by shareholders, the Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the financing, including the shares of common stock issued upon conversion of the promissory notes, and the shares of common stock issuable upon exercise of warrants issued in connection with the bridge loan and the financing.

The Company, its Board of Directors, executive officers and employees, and certain other persons may be deemed to be participants in the solicitation of proxies of Company shareholders to approve the issuance of securities and amendment of the Articles of Incorporation in connection with the financing.  These individuals may have interests in the transaction, including interests resulting from their participation as an investor in the financing or their ownership of common stock or options or other securities of NeoRx.  Information concerning these individuals and their interests in the transaction and their participation in the solicitation will be contained in the proxy statement to be filed with the SEC in connection with the transaction.

This news release is not an offer to sell or the solicitation of an offer to buy the shares of common stock or warrants to purchase shares of common stock or any other securities of the Company.

About NeoRx

NeoRx is a specialty pharmaceutical company dedicated to the development and commercialization of oncology drugs that impact the lives of individuals afflicted with cancer and metastases.  The Company currently is focusing its development efforts on picoplatin (NX 473), a next-generation platinum therapy that has improved safety features and is designed to overcome mechanisms of platinum-based resistance.  NeoRx also is collaborating with the Scripps Florida Research Institute on the discovery of novel, small-molecule, multi-targeted protein kinase inhibitors for the treatment of cancer.   For more information, visit www.neorx.com.

This release contains forward-looking statements, including statements regarding the Company’s expectations regarding its use of proceeds from the bridge loan and the financing transaction, financial requirements, intent and ability to solicit shareholder approval for the financing transaction and the amendment of the Company’s Articles of Incorporation and file a related proxy statement in connection therewith, and intent and ability to file a registration statement covering securities offered in the transaction.  The Company’s actual results may differ materially from those anticipated in these forward looking statements based on a number of factors, including the risk that the private placement may not be completed in a timely manner, if at all, the risk that required shareholder approvals may not be obtained for the financing transaction and for amendment of the Company’s Articles of Incorporation, anticipated operating losses, uncertainties associated with research, development, testing and related regulatory approvals, future capital needs and uncertainty of additional financing, competition, uncertainties associated with intellectual property, dependence on third party manufacturers, suppliers and collaborators, lack of sales and marketing experience, loss of key personnel, uncertainties associated with market acceptance, technology change and government regulation, and the other risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission, including NeoRx’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Additional Information

In connection with the proposed financing, NeoRx plans to file a proxy statement and other relevant documents with the SEC relating to the solicitation of proxies from its shareholders in connection with a special meeting of shareholders.  SHAREHOLDERS OF NEORX ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  The proxy statement will be available free of charge at www.sec.gov.  In addition, investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC when they become available by contacting NeoRx Investor Relations at the address and telephone number below.  Information regarding the identity of persons who are or may be deemed participants in the solicitation of shareholders of NeoRx and their interests in the solicitation will be set forth in the proxy statement that will be filed by NeoRx with the SEC.

© 2006 NeoRx Corporation. All Rights Reserved.

For Further Information:

NeoRx Corporation
Julie Rathbun
Corporate Communications
NeoRx Corporation
300 Elliott Avenue West, Suite 500
Seattle, WA  98119
206-286-2517

jrathbun@neorx.com

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